Exhibit 12.1

CERTIFICATION

I, Hector Grisi Checa, certify that:

1.       I have reviewed this annual report on Form 20-F/A of Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 14, 2018

By:	/s/ Héctor Blas Grisi Checa
	Name:	Héctor Blas Grisi Checa
	Title:	Executive President and Chief Executive Officer